Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the use of our report dated May 13, 1998 on the Intelligent Interactions Corporation financial statements and to all references to our Firm included in or made a part of this 24/7 Media, Inc. Form S-1 Registration Statement.

                                                        Arthur Andersen LLP
                                                        /s/ Arthur Andersen LLP
Washington, D.C.
January 20, 1999